                                                                   Exhibit 10.52

                                                November 6, 2002

Michael P. Angelini

Dear Mike:

On October 22, 2002 you were elected Chairman of the Board of Directors. In addition, an Office of the Chairman of the Board was also established as of the same date. As Chairman of the Board of Directors and as Chairman of the Office of the Chairman, you have assumed new duties. As Chairman of the Board of Directors, you will coordinate the activities of the Board and you will provide an interface between the Board and the Company. As Chairman of the Office of the Chairman, you will coordinate the actions of Messrs. Huber, Parry and Restrepo and provide guidance and direction to Messrs. Huber, Parry and/or Restrepo as needed.

In light of your new duties, Allmerica Financial Corporation will, for the six month period of October 25, 2002 through April 24, 2003 (the "Initial Term"), pay you the sum of $100,000.00 ("Your Consideration"). Your Consideration is subject to the approval of the Allmerica Financial Corporation Board of Directors and for the Initial Term will be in lieu of Board meeting fees. You will still receive committee meeting fees during the Initial Term. The Company will seek Board approval at the December Board meeting and will pay Your Consideration in a lump sum on January 2, 2003.

During the Initial Term, the Company will also provide you with a suitable office and with secretarial support. Your Consideration for any period beyond the Initial Term will be subject to further discussions between you and the Company.

If you are agreeable with the foregoing, please execute the enclosed copy of this letter, whereupon this agreement will become a binding agreement between you and the Company.

                                        Very truly yours,
                                        Allmerica Financial Corporation

                                        By: /s/ Bruce C. Anderson
                                           ------------------------------------
                                        Bruce C. Anderson
                                        Vice President

Agreed and Accepted:

---------------------
Michael P. Angelini
Date:   12-20-02